LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is made as of [_____], 2017 (the “Effective Date”) by and between SQL Technologies Corp., a Florida corporation, (the “Company”), and the undersigned holder (the “Shareholder”) of shares of the Company’s common stock, no par value (“Common Stock”) and/or shares of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”).

WHEREAS, the Company issued to the Shareholder one or more certain Common Stock Purchase Warrants dated November 26, 2013, May 8, 2014 and/or June 25, 2014, having an exercise price of $0.375 per share (all such instruments, the “Warrant(s)”);

WHEREAS, by letter dated August 30, 2017, the Company invited holders of Preferred Stock, including the Shareholder, the right to (a) exercise their Warrant(s) in full on a cashless basis based on an exercise price of $5.00 per share and (b) receive new five year warrants to purchase a number of shares of Common Stock equal to 10% of the number of shares of Preferred Stock held by them, at an exercise price of $3.30 per share (the “New Warrants”), and in exchange, the Company asked the holders of Preferred Stock, including the Shareholder, to (y) lock-up their shares of Common Stock or derivative thereof for one year and (z) waive all their rights under the one or more Registration Rights Agreements dated November 26, 2013, May 8, 2014 and/or June 25, 2014 issued to them by the Company (the “Exercise Offer”);

WHEREAS, the Company has agreed that (a) only holders who beneficially own 60,000 or more shares of Common Stock (the “Lock-Up Threshold”) would be required to lock-up their shares of Common Stock in accordance with this Agreement, and (b) that the obligation of the Shareholder hereunder would remain subject to the condition that all such holders who meet the Lock-Up Threshold have entered into this Agreement (the “Lock-Up Condition”);

WHEREAS, on or prior to the date hereof, the Shareholder elected to accept the Exercise Offer; and

WHEREAS, as consideration for the Exercise Offer, the Shareholder agreed to enter into this Agreement to lock-up all its Lock-Up Shares (as defined below) for a period of twelve (12) months following the Effective Date.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Shareholder agree as follows:

1.       Twelve Month Prohibition on Sales or Transfers in the Public Trading Markets. The Shareholder, being a beneficial owner of Common Stock or derivative thereof, hereby agrees that, upon satisfaction of the Lock-Up Condition, for a period of twelve (12) months from the Effective Date (the “Lock-Up Period”), the Shareholder will not (a) offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly on a public trading market on which the Common Stock is listed or quoted for trading, any (i) shares of Common Stock held by the Shareholder as of the Effective Date; (ii) any shares of Common Stock acquired in connection with the exercise of Shareholder’s Warrant(s), and (iii) any shares of Common Stock underlying the New Warrants, Preferred Stock or other options or warrants to acquire Common Stock (all such shares, the “Lock-Up Shares”), (b) enter into a transaction which would have the same effect, or (c) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.

2.       Reference to Shareholder. Any reference in this Agreement to the Shareholder shall include any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by, under common control with, or in control of the Shareholder, including any such entity where such Shareholder is deemed to be a beneficial owner, where such shareholder is the beneficial owner of sixty thousand (60,000) or more shares.

3.       Attempted or Requested Transfers. Any attempted or purported sale or other transfer of any Lock-Up Shares by the Shareholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall be entitled to instruct its transfer agent to reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity who is the purported transferee of such shares.

Notwithstanding the foregoing, upon receipt of a request by a Shareholder to transfer some or all of its shares of Preferred or Common Stock (the “Transferring Shares”) during the Lock-Up Period, which shall include the full terms of such transfer (a “Request to Transfer Shares”), the Company may, in its sole and absolute discretion, grant a waiver to such Shareholder to effectuate a transfer of the Transferring Shares during the Lock-Up Period. Upon receipt of a Request to Transfer Shares, the Parties hereby agrees that the Company shall receive a preemptive right (a) to purchase some or all of the Transferring Shares on the same terms as set forth in the Request to Transfer Shares and (b) to administer the sale or transfer of the Transferring Shares; provided that in each case, the Company delivers to the Shareholder, within thirty (30) days of the Company’s receipt the Request to Transfer Shares, a notice stating the Company’s intent to either purchase the Transferring Shares or administer the sale or transfer thereof.

4.       Broker Authorization. The Shareholder hereby authorizes any and all brokers, for all accounts holding the Shareholder’s Lock-Up Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Lock-Up Shares and confirming no trading activity in the Lock-Up Shares during the Lock-Up Period.

5.       Waiver of Claims. The Shareholder hereby irrevocably waives any and all known or unknown claims and rights, whether direct or indirect, fixed or contingent, that the Shareholder may now have or that may hereafter arise against the Company or any of its affiliates, or any of its respective officers, directors, stockholders, employees, agents, attorneys or advisors arising out of the negotiation and documentation of this Agreement or any documents executed in connection with the Exercise Offer.

6.       Legends on Certificates. All Lock-Up Shares shall be subject to the provisions of this Agreement, regardless of whether such Lock-Up Shares bear a legend to this effect, and to the extent that any certificates representing Lock-Up Shares are issued during the Lock-Up Period, such Lock-Up Shares may, as determined in the Company’s sole discretion, bear legends as follows (or in substantially similar form):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

7.       Representations and Warranties. The Shareholder hereby represents and warrants that:

(a)       It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)       The execution of this Agreement by the individual whose signature is set forth at the end of this Agreement on behalf of the Shareholder, and the delivery of this Agreement by such person, has been duly authorized by all necessary actions on the part of the Shareholder;

(c)       This Agreement has been executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms; and

(d)       It had the opportunity to be represented by legal counsel and other advisors selected by Shareholder in connection with this Agreement, and that the Shareholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

8.       Rights to Information. So long as the Shareholder continues to hold the Lock-Up Shares, during the Lock-Up Period the Company shall (a) provide to the Shareholder customary audited annual and unaudited quarterly financial statements, which shall be deemed delivered if filed with the U.S. Securities and Exchange Commission, and (b) shall invite the Shareholder to participate in investor conference calls, which the Company shall use its commercially reasonable efforts to conduct on a quarterly basis.

9.       Miscellaneous.

(a)       This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b)       The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

(c)       This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Shareholder and their respective permitted heirs, personal representatives, successors and assigns.

(d)       This Agreement is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(e)       The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any Party may, in such Party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

(f)       All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or email transmission if such transmission is confirmed, by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the addresses set forth on the signature page hereto (or to such other addresses which such Party shall subsequently designate in writing to the other Party).

(g)       This Agreement may be executed in any number of counterparts and by electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

THE COMPANY:

SQL TECHNOLOGIES CORP.

(F/K/A SAFETY QUICK LIGHTING & FANS CORP.)

By:

John P. Campi

Chief Executive Officer

Address:

Phone #:

Email:

SHAREHOLDER:

(entity name, if applicable)

By:

Name:

Title:

Address:

Phone #:

Email: